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                                                                  EXHIBIT 10(nn)




               CHANGE IN CONTROL CONTINGENT EMPLOYMENT AGREEMENT




    THIS AGREEMENT, made this 27th day of January, 1993, by and between STOKELY USA, INC., a Wisconsin corporation (the "Company"), and KENNETH MURRAY, Vice President-Canned Sales and Marketing (the "Employee"),


                             W I T N E S S E T H :


    WHEREAS, sudden takeovers, acquisitions or changes of control of domestic corporations have occurred frequently in recent years, and current conditions may contribute to the continuation or acceleration of this trend; and

    WHEREAS, the possibility of a sudden takeover, acquisition or change of control can create uncertainty of employment and may cause the loss of valuable Company officers, to the detriment of the Company and its shareholders; and

    WHEREAS, it is believed that the detriment described can be substantially reduced by an agreement on the terms hereinafter set forth;

    NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, IT IS AGREED:

    (1)  Continued Employment.   If a change of control of the Company occurs
when the Employee is employed by the Company, the Company will continue thereafter to employ the Employee, and the Employee will remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for a period of one (1) year following the date of such change (the "Employment Period"). As used herein, the phrase "change of control of the Company" means the first to occur of the following:

         (a) The acquisition of more than twenty (20%) percent of the outstanding shares of voting stock of the Company by any person or entity or group thereof acting in concert, excluding affiliates of the Company, by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of the voting stock of the Company to acquire such shares for cash, securities, other property or any combination thereof; or
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         (b)  Any person or entity acquires, subsequent to the date of this
Agreement, beneficial ownership of twenty (20%) percent or more of the then issued and outstanding voting common stock of the Company in any manner other than a purchase of such stock directly from the Company for cash; or

         (c) The sale, assignment or transfer by the Company of all or substantially all of its business or assets, in a transaction or related series of transactions, except any such sales to affiliates of the Company; or

         (d) The Company merges or consolidates or reorganizes with or into any other corporation or corporations other than its affiliates or engages in any other similar business combination or reorganization; or

         (e) A Schedule 13D or its equivalent is filed under the Securities Exchange Act of 1934 with respect to the voting common stock of the Company, by or on behalf of any person (within the meaning of that term as defined in the regulations governing such Schedules), which states expressly or by implication that such person intends to change the management, direction or control of the Company or its policies; or

         (f) A majority of the Board of Directors of the Company does not consist of persons who were serving in the capacity on the date of this Agreement, or who were appointed or nominated to serve as a Director by such persons or by persons who were themselves so appointed or nominated.

    (2)  Duties.   Unless otherwise agreed by the Company and Employee,  during the Employment Period the Employee shall be employed by the Company in the same position as that which the Employee held on the date of the change of control of the Company. In such employment, his duties and authority shall consist of and include all duties and authority customarily performed and held by a person holding an equivalent position with a corporation of similar nature and size, as such duties and authority related to such position are reasonably defined and delegated from time to time by the Board of Directors of the Company. However, no change of the Employee's location of employment to outside the Oconomowoc area, or in the Employee's title, shall be made without
the prior written consent of the Employee.   The Employee shall have the powers
necessary to perform the duties assigned and shall be provided such supporting services, staff, secretarial and other assistance, office space and accouterments as shall be reasonably necessary and appropriate in light of the duties assigned (but in no event, in any case, smaller in size or lesser in quality than that being furnished to the Employee on the date of the change of control of the Company).
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         The Employee shall devote his entire business time, energy and skills to such employment while so employed, but the Employee shall not be required to devote more than an average of approximately 45 hours per calendar week to such employment. The Employee shall be entitled to a minimum of three (3) weeks (fifteen [15] working days) of paid vacation annually. The Employee shall have the sole discretion to determine the time and intervals of such vacation.

    (3) Compensation. During the Employment Period, the Employee shall be compensated as follows:

         (a) He shall receive a salary equal to his salary as in effect as of the date of the change of control of the Company, subject to adjustment as hereinafter provided.

         (b) He shall be reimbursed for any and all monies advanced in connection with his employment for reasonable and necessary expenses incurred by him on behalf of the Company.

         (c) He shall be included to the extent eligible thereunder in any and all plans providing benefits for the Company's employees, including, but not limited to, life, accidental death and dismemberment, long term disability, hospitalization, medical and retirement, and be provided any and all other benefits and perquisites (including use of an automobile) made available to other employees of comparable status, at the expense of the Company on a comparable basis; and

         (d) He shall be included in all profit sharing, bonus, deferred compensation, split dollar life insurance, and similar or comparable plans customarily extended by the Company to corporate officers and key employees of the Company.

    (4) Annual Compensation Adjustments. The Board of Directors of the Company or an appropriate committee thereof will consider and appraise the contributions of the Employee to the Company's operating efficiency, growth, production and profits, at least annually during the Employment Period, and in accordance with past practice, the Employee's compensation rate shall be annually adjusted upward to be commensurate with increases given to other corporate officers and key employees generally and as the scope and success of the Company's operations or the Employee's duties expand.

    (5) Retirement. If, during the Employment Period, or during the applicable period, if any, described in paragraph (7), the Employee shall deliver to the Company a statement signed by him, stating that the Employee voluntarily chooses to retire early from the Company, or if the Employee shall reach the age of 65, or shall
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with the mutual agreement of the Company agree in writing on early retirement, then this Agreement shall terminate on the effective date of such event and the terms of the Company's retirement policies or such mutual agreement shall immediately become effective.

    (6)  Termination Other Than for Cause.

         (a) If, during the Employment Period, the Company shall terminate the employment of the Employee for any reason other than the reasons set forth in paragraph (5) above or paragraph (7) below, thereafter he or his personal representatives shall continue to be paid monthly an amount equal to his then current monthly base salary plus one-twelfth (1/12th) of the annual average of the executive incentive program payments and all bonuses paid to the Employee in the preceding five (5) years, and he shall be entitled to continue life, accidental death and dismemberment, long term disability and hospitalization and medical insurances and shall receive the other employee benefits and perquisites described in subparagraphs (3)(c) and (3)(d) hereof, for the remainder of the Employment Period or as specified by Federal law, whichever time period is longer.

         (b) If during the Employment Period the Employee's duties shall be changed substantially without his written consent from those specified in paragraph (2) or he shall fail to be reelected or he shall be removed as a corporate officer of the Company, or if the Company violates this Agreement, the Employee shall have the right to elect to terminate his employment under this Agreement; and if he so elects, he or his personal representatives shall continue to be paid monthly an amount equal to his then current monthly base salary plus one-twelfth (1/12th) of the average of the executive incentive program payments and all bonuses paid to the Employee in the preceding five (5) years, and he shall be entitled to participate in group life, hospitalization and medical insurance and shall receive the other employee benefits and perquisites described in subparagraphs (3)(c) and (3)(d) hereof, for the remainder of the Employment Period.

    (7)  Termination  for  Cause.   Employee agrees that this Agreement
may be terminated by the Company at any time for cause, which shall mean only death, conviction for criminal fraud, the commission of a felony, or becoming the subject of a final nonappealable judgement of a court of competent jurisdiction holding that the Employee is liable to the Company for damages for obtaining a personal benefit in a transaction adverse to the interest of the Company. In the event this Agreement is terminated for cause, the Employee shall forfeit his right to any and all benefits he would otherwise have been entitled thereafter to receive under the Agreement.
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    (8)  Enforceability.  The parties agree that nothing in this Agreement shall in any way abrogate the right of the Company and the Employee to enforce by injunction or otherwise the due and proper performance and observance of the several covenants herein contained to be performed by the Employee or the Company or to recover damages for breach thereof.

    (9) Successors and Assigns. If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions
and provisions imposed by this Agreement upon the Company.   In case of such
assignment by the Company and of assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).

    (10) Affiliate.    The term "affiliate" as used in this Agreement means any
corporation more than fifty (50%) percent of the outstanding voting common stock of which is owned at the time by the Company or an affiliate of the Company.

    (11) Supplemental Agreement. This Agreement supplements, and is not an amendment to or in derogation of, any other agreement between the Company and the Employee relating to the employment or the terms and conditions thereof. No person, other than such person as may be designated by the Board of Directors of the Company, shall have any authority on behalf of the Company to agree to modify or change this Agreement.

    (12) Severability.  This Agreement is to be governed by and construed under
the laws of the State of Wisconsin.   If any provision of this Agreement shall
be held invalid and unenforceable for any reason, such provision shall be deemed deleted and the remainder of the Agreement shall be valid and enforceable without such provision.

    (13) Termination of Agreement. The Company has the right to terminate the employment of the Employee except in contemplation of a change in control of the Company, and the Employee may elect at his discretion to terminate his employment, at any time prior to a change in control of the Company, in either of which events this Agreement shall terminate.
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    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal affixed and attested by its duly authorized officers, and the Employee has hereunto set his hand and seal as of the date first above written.


                                         STOKELY USA, INC.



                                         By /s/ Robert Brill
                                            _________________________

(Corporate Seal)                         Attest: Vice President
                                                 ____________________


                                         /s/ Kenneth Murray
                                         ____________________________
                                         Kenneth Murray, Employee